FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT ("Agreement"), dated as of July 20, 2007, is entered into by and among MOVIE GALLERY, INC., a Delaware corporation ("Borrower"), the Lenders party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Lender and in its capacity as Administrative Agent for the Lenders ("Administrative Agent") and WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as Lender and in its capacity as Collateral Agent for the Secured Parties ("Collateral Agent").

RECITALS:

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent, GSCP as Syndication Agent, the Collateral Agent, and Wachovia as Documentation Agent have entered into that certain First Lien Credit and Guaranty Agreement, dated as of March 8, 2007 (as has been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, (a) Events of Default have occurred and are continuing under (i)
Section 8.1(c) of the Credit Agreement as a result of Borrower's failure to maintain as of the Fiscal Quarter ended July 1, 2007 (x) the Interest Coverage Ratio required under Section 6.7(a) of the Credit Agreement, (y) the Leverage Ratio required under Section 6.7(b) of the Credit Agreement and (z) the Secured Leverage Ratio required under Section 6.7(c) of the Credit Agreement and (ii) Section 8.1(c) of the Credit Agreement as a result of Borrower's failure to comply with the notice requirements with respect to the Existing Defaults (as defined herein) under Section 5.1(e) of the Credit Agreement, and (b) a Default or Event of Default has occurred and is continuing as a result of Borrower's failure to comply with the requirements under Section 10.23 of the Credit Agreement (clauses (a) and (b), collectively, the "Existing Defaults");

WHEREAS, Borrower has requested that Administrative Agent and the Requisite Lenders forbear until August 14, 2007 from the exercise of remedies available to it as a result of the Existing Defaults; and

WHEREAS, Administrative Agent and the Requisite Lenders are willing to so forbear upon the terms and conditions hereinafter set forth, provided that Borrower complies with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and the other Credit Documents and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.  Definitions.

(a)  The "Effective Date" of this Agreement shall be July 2, 2007.

(b) "Forbearance Period" shall mean the period beginning on the Effective Date of this Agreement and ending on the earlier to occur of (the occurrence of clause (i) or (ii), a "Termination Event"): (i) the date on which Administrative Agent delivers to Borrower a notice terminating the Forbearance Period, which notice may (and, at the direction of Requisite Lenders under the Credit Agreement, shall) be delivered immediately upon and at any time after the occurrence of any Forbearance Default (as hereinafter defined), or (ii) August 14, 2007.

(c) "Forbearance Default" shall mean (i) the occurrence of any Event of Default other than the Existing Defaults, (ii) the failure of Borrower or any Guarantor to timely comply with any term, condition, or covenant set forth in this Agreement, (iii) the failure of any representation or warranty made by Borrower or any Guarantor under or in connection with this Agreement to be true and complete in all material respects as of the date when made or deemed made, or (iv) the filing of any petition (voluntary or involuntary) under the insolvency or bankruptcy laws of the United States or any state thereof, or of any foreign jurisdiction, with respect to Borrower, any of the Guarantors, any of their Affiliates, or any of their Subsidiaries.

(d) Unless otherwise defined above or elsewhere in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2. Confirmation by Borrower of Obligations and Existing Defaults Under the Credit Agreement.

(a) Borrower and each of the Guarantors acknowledge and agree that as of July 1, 2007, the aggregate principal balance of the outstanding Obligations under the Credit Agreement is $723,500,000.

(b) The foregoing amounts do not include interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Credit Documents.

(c) Borrower and each Guarantor acknowledges and agrees that (i) each of the Existing Defaults constitutes an Event of Default that has occurred and is continuing as of the execution of this Agreement, (ii) none of the Existing Defaults has been cured as of the date hereof, and (iii) except for the Existing Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Forbearance Period, as the case may be. Prior to the effectiveness of this Agreement, each of the Existing Defaults: (i) relieves the Lenders, the Issuing Bank and the Synthetic LC Issuing Bank from any obligation to extend any Loan, issue any Letter of Credit or Synthetic Letter of Credit, or provide other financial accommodations under the Credit Agreement or other Credit Documents (including consenting to Borrower's use of cash collateral), and (ii) permits the Lenders, Requisite Lenders or other Secured Parties, as the case may be, to, among other things, (A) suspend or terminate any commitment to provide Loans, issue any Letter of Credit or Synthetic Letter of Credit, or make other extensions of credit under any or all of the Credit Agreement and the other Credit Documents, (B) accelerate all or any portion of the Obligations, (C) commence any legal or other action to collect any or all of the Obligations from Borrower, any Guarantor and/or any Collateral,
(D) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (E) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Credit Documents or applicable law.

SECTION 3.  Amendments to Credit Agreement.

Subject to the occurrence of the Effective Date, the Credit Agreement is hereby amended as follows:

(a) The definition of "Interest Payment Date" in Section 1.1 is hereby amended by deleting the same in its entirety and replacing it with the following:

" "Interest Payment Date" means, with respect to Loans that are Base Rate Loans and Loans that are Eurodollar Rate Loans, the last Business Day of each calendar month."

(b) Section 2.9(a)(i) is hereby amended by adding the following at the end of each of subclauses (1) and (2) thereof: "plus 1.0% per annum".

(c) Section 2.9(a)(ii) is hereby amended by adding the following at the end thereof: "plus 1.0% per annum".

(d) Section 2.9(a)(iii) is hereby amended by adding the following at the end of each of subclauses (1) and (2) thereof: "plus 2% per annum".

(e) Section 2.12(b)(i) is hereby amended by adding the words "plus 2% per annum" immediately following the words "plus 3.50% per annum".

SECTION 4.  Waiver.

Without limitation of any other provision of this Agreement, in accordance with Section 10.5 of the Credit Agreement, the Requisite Lenders, the Collateral Agent and the Administrative Agent (x) except as otherwise provided in subclause (y) of this Section 4, hereby waive the 2% per annum interest rate increase pursuant to Section 2.11 and (y) in respect of the Revolving Exposure, hereby waive 1.0% of the 2% per annum interest rate increase pursuant to Section 2.11, leaving 1.0% per annum of such interest rate increase in place; provided, that the waiver pursuant to this Section 4 shall immediately terminate and no longer be in effect at any time that any of the amendments pursuant to Section 3 of this Agreement shall no longer be in full force and effect. For the avoidance of doubt, no Lender or other Secured Party has waived or is by this Agreement waiving, and no Lender or other Secured Party has any intention of waiving, any other provisions of the Credit Documents, any Default or Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise).

SECTION 5.  Forbearance; Forbearance Default Rights and Remedies.

(a) As of the Effective Date, each of the Lenders and the Administrative Agent agrees that until the expiration or termination of the Forbearance Period, it will forbear from exercising its default-related rights and remedies against Borrower or any Guarantor arising solely with respect to the Existing Defaults; provided, however, (i) the Obligations shall continue to bear interest as specified herein, (ii) the Lenders, the Issuing Bank and the Synthetic LC Issuing Bank shall have no obligation to make any further Loans, or issue any Letter of Credit or Synthetic Letter of Credit, or make other extensions of credit to Borrower or any Guarantor, (iii) Borrower and each Guarantor shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Credit Documents during the continuance of any Event of Default, (iv) except as otherwise expressly set forth herein, nothing herein shall restrict, impair or otherwise affect any Lender's or other Secured Party's other rights and remedies under any agreements, including, without limitation, any agreement containing subordination provisions in favor of any or all of the Lenders or amend or modify any provision thereof, and (v) nothing herein shall restrict, impair or otherwise affect Administrative Agent's right to file, record, publish or deliver a notice of default or document of similar effect under any state foreclosure law.

(b) Any Forbearance Default shall constitute an immediate Event of Default under the Credit Agreement.

(c) Upon the occurrence of a Termination Event, the agreement of the Lenders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind (provided, that, without limitation of this Section 5(c), the Administrative Agent agrees to give notice of such Termination Event to the Borrower (it being understood that the failure to give such notice will not prevent the occurrence of such Termination Event and that the Administrative Agent shall have no liability to the Borrower, any of its Subsidiaries or their respective affiliates for the failure to give such notice)), all of which Borrower and the Guarantors each waives. Borrower and the Guarantors each agrees that any or all of the Lenders and other Secured Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement and any other Credit Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Existing Defaults.
Without limiting the generality of the foregoing, but subject to the provisions of the Intercreditor Agreement, upon the occurrence of a Termination Event, the Lenders may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any commitment to provide Loans or other extensions of credit under any or all of the Credit Agreement and other Credit Documents,
(ii) continue to charge interest on any or all of the Obligations in accordance with the Credit Agreement, (iii) commence any legal or other action to collect any or all of the Obligations from Borrower, any Guarantor and/or any Collateral, (iv) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations and any or all of the Collateral, and (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Documents and/or applicable law, all of which rights and remedies are fully reserved by the Lenders.

(d) Any agreement by the Lenders to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of the Administrative Agent, Borrower, the Guarantors and the Requisite Lenders under the Credit Agreement.

(e) Borrower and the Guarantors each acknowledges that neither the Administrative Agent nor any of the Lenders have made any assurances concerning any possibility of an extension of the Forbearance Period.

(f) The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that any Lender or other Secured Party may be entitled to take or bring in order to enforce its rights and remedies against Borrower or any Guarantor is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(g) Borrower and the Guarantors each acknowledges and agrees that any Loan or other financial accommodation which any Lender, Issuing Bank or Synthetic Issuing Bank makes on or after the Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 7 hereof and the other covenants, agreements, representations and warranties of Borrower and the Guarantors hereunder.

(h) Borrower acknowledges and agrees that, during the Forbearance Period, it shall not be entitled to, and will not request, any Swing Line Loan borrowings.

SECTION 6.  Supplemental Terms, Conditions and Covenants.

The parties hereto hereby agree to comply with the following terms, conditions and covenants, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Credit Agreement or any other Credit Document:

(a) Retention of Financial Advisor for the Administrative Agent. Administrative Agent may, at its sole discretion, and at the cost and expense of the Borrower, engage one financial advisor for the benefit of itself and any of the Lenders and/or a steering committee for the Lenders under the Credit Agreement (the "Financial Advisor") to advise and assist Administrative Agent, Administrative Agent's counsel, and Lenders (and/or a steering committee for the Lenders) with their on-going assessment of Borrower's financial performance, such assistance to include, without limitation, the duties described in the engagement letter entered into between the Administrative Agent and the Financial Advisor ( a copy of which shall be provided to the Borrower). Administrative Agent and Lenders may elect to maintain the confidentiality of any conclusions reached or reports prepared by the Financial Advisor and may also provide that the Financial Advisor's conclusions shall be covered by the attorney work-product privilege. Borrower shall promptly reimburse Administrative Agent for the fees and expenses of the Financial Advisor in accordance herewith and Section
10.2 of the Credit Agreement. Borrower and the Guarantors each authorizes members of their senior management to (i) provide the Financial Advisor with reasonable access to Borrower's and Guarantors' books and records and premises, at reasonable times and subject to such Financial Advisor's representatives acting with all discretion reasonably appropriate under the circumstances (such access shall include, without limitation, (x) access to books and records relating to accounts receivable and accounts payable of Borrower and the Guarantors, all existing leases and contracts of Borrower and the Guarantors and all leases and contracts of Borrower and the Guarantors currently under negotiation (and the projected effects on Borrower's future profitability) and (y) reviews and inspections of Borrower's operations and the items outlined in clause (x) above), and (ii) make such members of senior management and Strategic Advisor (as defined below) reasonably available to consult with, and respond to the inquiries of, Administrative Agent, the Financial Advisor and Administrative Agent's counsel concerning any and all matters relating to the operations, finances and businesses of Borrower or any Guarantor, the assets and capital stock of Borrower or any Guarantor.

(b) Retention of Strategic Advisor for the Borrower. At all times during the Forbearance Period, the Borrower shall have engaged and retained, at its cost and expense, an outside crisis management firm reasonably acceptable to the Administrative Agent (it being agreed that Alvarez & Marsal is acceptable to the Administrative Agent) (a "Strategic Advisor"), in connection with the Borrower's business to, among other things, (a) become familiar with and analyze the business operations, properties and financial condition, prospects and funding requirements of Borrower, (b) consult with the Borrower with respect to the operation of the Borrower and allocation of its resources, (c) assist Borrower with the formulation of strategic long term business plans and the Borrower's adoption and implementation of such plan, and (d) consult, assist and cooperate on such other matters as the Borrower shall determine are reasonable or necessary. The Borrower hereby agrees to (i) cooperate with and provide such Strategic Advisor with all information reasonably requested in order for it to perform its functions as Strategic Advisor, and (ii) provide such Strategic Advisor with access to all of Borrower's retained advisors and professionals and information and reports prepared by any of them (subject to privilege concerns).

(c) Required Deliveries. Borrower, or the Strategic Advisor on behalf of Borrower, shall provide the following to the Administrative Agent and the Financial Advisor (each of whom may provide copies to any of the Lenders that have entered into a confidentiality agreement in form and substance satisfactory to the Administrative Agent and the Borrower (each such Lender, a "Private Side Lender")):

(i) Immediate Deliveries. Within three days following the satisfaction of the conditions to effectiveness of this Agreement: (a) Borrower's and its Subsidiaries' store revenue, expense and cash flow detail (including rent expense) for the annual periods 2003 through 2006 and the last twelve months through May 2007 identified by store number only for all stores open as of May 1, 2007; (b) a summary of Borrower's and its Subsidiaries' cash flows and working capital changes for the second Fiscal Quarter of 2007; (c) current payables aging report; (d) a summary of trade terms for the top 10 vendors of Borrower and its Subsidiaries; (e) a summary and detailed schedule of inventory;
(f) a detailed explanation of major items causing material sources or uses of cash by Borrower and its Subsidiaries in each working capital line item (e.g. accrued liabilities and prepaid expenses); and (g) a detailed statement of monthly results for the Borrower and its Subsidiaries for the fiscal months April 2007 and May 2007 (including the monthly financial package delivered to the Borrower's senior management team for such months, which shall include, among other items, results for the month, quarter to date, year to date, and versus prior year and plan).

(ii) Periodic Information. (a) Within three days following the satisfaction of the conditions to effectiveness of this Agreement, during the Forbearance Period, a rolling 13 week cash flow prepared at the end of June 2007 and, thereafter, a 13 week cash flow forecast for each subsequent rolling 13 week period (each, a "Cash Flow Forecast") due five days following the end of each fiscal month, which shall reflect Borrower's good faith projection of all weekly cash receipts and disbursements in connection with the operation of its business during such period and include the Borrower's studio payment forecast model detailing purchases by studio and title; (b) for each week ended Sunday, due by 5:00 p.m. EST on the immediately following Wednesday, an actual-to-projected analysis comparing Borrower's actual cash receipts and disbursements for the immediately preceding week in the Cash Flow Forecast compared to projected cash receipts and disbursements for such week as set forth in the Cash Flow Forecast; (c) a weekly conference call to discuss the Borrower's performance and address questions from advisors to the Administrative Agent, Collateral Agent, any of the Lenders (and/or a steering committee for the Lenders), including, without limitation, the Financial Advisor; (d) on each Tuesday afternoon by 1:00 p.m. PST, a weekly sales report for the Borrower and its Subsidiaries, reflecting total sales and comparable sales versus prior periods and budget; (e) each Tuesday afternoon by 1:00 p.m. PST, a weekly "comp calendar" report for all divisions of the Borrower and its Subsidiaries; and (f) on or prior to 30 days after the end of each fiscal month, a detailed statement of monthly results for the Borrower and its Subsidiaries for such fiscal month (including the monthly financial package delivered to the Borrower's senior management team for such month, which shall include, among other items, results for the month June 2007 (and each subsequent fiscal month), for the second Fiscal Quarter of 2007 (or such applicable quarter) to date, Fiscal Year 2007 year to date, and versus prior year and plan).

(iii) End of Forbearance Period Deliveries. On or prior to the last day of the Forbearance Period: (a) delivery of a financial plan and business model (income statement, balance sheet and cash flow) for the Borrower and its Subsidiaries, including monthly projections for the each fiscal month ending after the Effective Date in Fiscal Year 2007 and for each fiscal month in Fiscal Year 2008, in each case with detailed back-up containing underlying assumptions; (b) detail of capital expenditures for the Borrower and its Subsidiaries for remainder of Fiscal Year 2007 and for Fiscal Year 2008; (c) a comprehensive analysis and recommendation on store closings and associated financial impact on the Borrower and its Subsidiaries; (d) a presentation by Borrower and Strategic Advisor on restructuring options for the Borrower and its Subsidiaries; and (e) all reports, findings, appraisals and recommendations developed by Strategic Advisor and other business advisors of the Borrower's regarding the real estate leases of Borrower and its Subsidiaries.

(iv) Other. Promptly following any such request, all other available financial and operational information of the Borrower and its Subsidiaries that is reasonably requested by the Administrative Agent or its advisors, including information requested pursuant to the Financial Advisor's July 12, 2007 Preliminary Information Request List.

The Cash Flow Forecast and the other analyses, reports, information and deliveries described in this Section 6(c) shall be in a form and prepared in accordance with a methodology in each case reasonably satisfactory to Administrative Agent.


(d)  Loan-to-Value and Inventory Reporting.  Borrower, or the
Strategic Advisor on behalf of Borrower, shall provide the following to the Collateral Agent and the Financial Advisor (who may distribute a copy to each of the Private Side Lenders): (i) within three days following the satisfaction of the conditions to the effectiveness of this Agreement, a Loan to Value Ratio Certificate as of May 31, 2007 and (ii) no later than July 27, 2007, a Loan to Value Ratio Certificate as of June 30, 2007.

(e)  Applicable Loan to Value Ratio.  During the Forbearance
Period, the Applicable Loan to Value Ratio for all purposes under the Credit Agreement and the other Credit Documents shall be 3.5:1.0.

(f) Post-Closing Items; Additional Collateral. All post-closing actions required under Section 10.23 of the Credit Agreement shall be completed by August 1, 2007, unless extended by the Administrative Agent. In addition, from time to time, Borrower and each Guarantor will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, in accordance hereunder and with the applicable Collateral Documents, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (including real and other properties existing on, or acquired subsequent to, the Closing Date). Such security interests and Liens on the Collateral will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower and/or the relevant Guarantors shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including customary legal opinions (if requested by Administrative Agent or Collateral Agent), title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 6(f) and the relevant Collateral Documents; the Borrower and each Guarantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such instruments, documents and other writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed (such power, being coupled with an interest, is irrevocable).

(g) No Obligation to Make Loans. Borrower and each Guarantor acknowledges and agrees that following the occurrence of any Forbearance Default, no Lender shall have any obligation whatsoever to make any additional Loans, extend any additional credit or otherwise make any further financial accommodations to Borrower or any Guarantor under the Credit Agreement, the other Credit Documents or otherwise (including, without limitation, during the Forbearance Period).

(h)  General Cooperation from Borrower's Advisors.  During the
Forbearance Period, each of Borrower and the Guarantors shall, and shall cause its officers, other members of senior management and advisors (including, without limitation, the Strategic Advisor) to, cooperate fully with Administrative Agent, Collateral Agent and/or a steering committee for the Lenders and any of its or their respective advisors (including, without limitation, the Financial Advisor) in furnishing information as and when reasonably requested by any of them regarding the matters described in this
Section 6, the Collateral or Borrower's or any Guarantor's financial affairs, finances, financial condition, business and operations. Borrower and each Guarantor authorizes Administrative Agent, Collateral Agent and/or a steering committee for the Lenders and any of its or their respective advisors (including, without limitation, the Financial Advisor) to meet and/or have discussions with any of their officers, other members of senior management and advisors (including, without limitation, the Strategic Advisor) from time to time during the Forbearance Period as reasonably requested by Administrative Agent, Collateral Agent and/or a steering committee for the Lenders or any of its or their respective advisors (including, without limitation, the Financial Advisor) to discuss any matters regarding the matters described in this Section 6, the Collateral or Borrower's or any Guarantor's financial affairs, finances, financial condition, business and operations, and shall direct and authorize all such persons and entities to fully disclose to Administrative Agent, Collateral Agent, any of the Lenders (and/or a steering committee for the Lenders) and any of its or their respective advisors (including, without limitation, the Financial Advisor) all information reasonably requested by any of them regarding the foregoing.

(i)  Proceeds of Asset Sales.  At all times during the Forbearance
Period, all proceeds from any Asset Sale (including, for purposes hereof, any sale or other disposition that would have otherwise been excluded from the definition of Asset Sale pursuant to clause (ii) thereof) by the Borrower or any Guarantor, or any of their Subsidiaries, shall, notwithstanding anything to the contrary in any Credit Document, be held as cash collateral to secure the outstanding Obligations; provided, however, that, notwithstanding the foregoing, in respect of Asset Sales of Non-Core Assets only, (x) fifty percent (50%) of the proceeds of all such Asset Sales may be retained by the Borrower (provided that (A) the amount retained by the Borrower pursuant to this subclause (x) shall not exceed $5,000,000 in the aggregate and (B) such proceeds shall not be used pursuant to or in connection with any transaction that would otherwise be permitted under Sections 6.4, 6.6(d) (to the extent permitted under Section 6.1(n)), (f), (g), (h), (i), (l) or (m), or 6.8(a) of the Credit Agreement) and (y) all proceeds not permitted to be retained by the Borrower pursuant to the foregoing subclause (x) shall be applied to repay the Obligations in accordance with Section 7.2 of the Pledge and Security Agreement and, notwithstanding anything to the contrary contained in any Credit Document, all such proceeds so applied may not be reborrowed by Borrower to the extent such proceeds would otherwise be available to be borrowed pursuant to the terms of the Credit Documents.

(j)  Prohibition Against Voluntary Repayment of Other Indebtedness.
Borrower and each Guarantor agrees that it shall not, nor shall it permit any Subsidiary to, voluntarily prepay, redeem or repurchase any principal of, or interest or other amounts owing with respect to, any Indebtedness other than the Obligations during the Forbearance Period.

(k) Counsel Fees. As to the Administrative Agent, Borrower and the Guarantors shall pay by wire transfer (i) all outstanding bills of counsel for the Administrative Agent (as identified to Borrower by the Administrative Agent), including amounts billed prior to the date of this Agreement, and (ii) an evergreen retainer of $300,000 to such counsel (the first such retainer, the "Initial Deposit"). The Company agrees upon submission of any invoice by such counsel for the Administrative Agent, to wire the invoice amount to such counsel (in accordance with the wire instructions set forth in such invoice) as replenishment of the Initial Deposit. Such counsel shall have the right to apply to any outstanding invoice (including amounts previously billed, including prior to the date of this Agreement), up to the remaining balance, if any, of the Initial Deposit (as may be supplemented from time to time by supplemental deposits) at any time. Subject to and in accordance with Section 10.2(g) of the Credit Agreement, as to the Collateral Agent, Borrower and the Guarantors shall pay by wire transfer (i) all outstanding bills of counsel for the Collateral Agent (as identified to Borrower by the Collateral Agent), including amounts billed prior to the date of this Agreement, and (ii) all future bills of such counsel. Subject to and in accordance with Section 10.2(g) of the Credit Agreement, the Company agrees upon submission of any invoice by such counsel for the Collateral Agent, to wire the invoice amount to such counsel (in accordance with the wire instructions set forth in such invoice).

(l) Account Control Agreement. On or before July 27, 2007, with respect to those deposit accounts identified by the Collateral Agent and maintained by the Borrower and any of is Subsidiaries with Bank of America, N.A., the Borrower shall have provided to Collateral Agent and Administrative Agent a fully-executed account control agreement entered into between the Borrower and/or any such Subsidiary, the Collateral Agent and Bank of America, N.A. in form and substance satisfactory to Collateral Agent and Administrative Agent.

(m) Books and Records Inspection. In addition to the rights of Collateral Agent under Section 5.6 of the Credit Agreement and notwithstanding anything to the contrary contained in any Credit Document, the Borrower and the Guarantors shall, and shall cause its officers to, permit the Collateral Agent and its advisors to visit and inspect on July 23, 2007 (or on such other date as may be reasonably designated by Collateral Agent to Borrower in writing) the Borrower's and Guarantors' corporate headquarters in Dothan, Alabama (or such other location where the Borrower and Guarantors maintain their financial and accounting records), acting with all discretion reasonably appropriate under the circumstances, and to take copies of the Borrower's and Guarantors' financial and accounting records.

SECTION 7.  General Release; Indemnity.

(a)  In consideration of, among other things, Administrative
Agent's and Requisite Lenders' execution and delivery of this Agreement, each of Borrower and the Guarantors, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, "Releasors"), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the "Claims"), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Lenders and/or any other Secured Party in any capacity (including, without limitation, the Administrative Agent) and their respective affiliates, subsidiaries, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or
(ii) any aspect of the dealings or relationships between or among Borrower and the Guarantors, on the one hand, and any or all of the Lenders and/or any other Secured Party, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, Borrower and each Guarantor consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of this Agreement, the Credit Agreement, other Credit Documents and payment in full of the Obligations.

(b) Borrower and the Guarantors each hereby agrees that it shall be jointly and severally obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, any Guarantor, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Credit Documents, this Agreement or any other document executed and/or delivered in connection herewith; provided, that neither Borrower nor any Guarantor shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 7(b) may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower and the Guarantors each agrees to contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities hereunder incurred by any of them. The foregoing indemnity shall survive the termination of this Agreement, the Credit Agreement, the other Credit Documents and the payment in full of the Obligations.

(c) Each of Borrower and the Guarantors, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any Guarantor pursuant to Section 7 hereof. If Borrower, any Guarantor or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and the Guarantors, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

SECTION 8.  Representations and Warranties of Borrower and the Guarantors.

To induce Administrative Agent, Collateral Agent and Requisite
Lenders to execute and deliver this Agreement, each of Borrower and the Guarantors represents and warrants that:

(a) The execution, delivery and performance by each of Borrower and the Guarantors of this Agreement and all documents and instruments delivered in connection herewith and the Credit Agreement and all other Credit Documents have been duly authorized by Borrower's and each Guarantor's respective board of directors (or similar governing body), and this Agreement and all documents and instruments delivered in connection herewith and the Credit Agreement and all other Credit Documents are legal, valid and binding obligations of Borrower and the Guarantors enforceable against such parties in accordance with their respective terms, except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Except as a result of the Existing Defaults, and except for the representations set forth in Section 4.9 (No Material Adverse Change) and
Section 4.22 (Solvency) of the Credit Agreement, each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects on and as of the date hereof to the same extent as though made on the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and each of the agreements and covenants in the Credit Agreement and the other Credit Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's or any Guarantor's corporate charter, bylaws, operating agreement, or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any of their respective property is bound;

(d) As of the date hereof, except for the Existing Defaults, no Event of Default has occurred or is continuing under this Agreement, the Credit Agreement or any other Credit Document; and

(e) The Lenders' and the other Secured Parties' security interests in the Collateral continue to be valid, binding, and enforceable first-priority security interests which secure the Obligations subject only to the Permitted Liens.

SECTION 9.  Ratification of Liability.

Each of Borrower and the Guarantors, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Credit Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Credit Documents to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Credit Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Credit Document. Borrower and the Guarantors each further agrees and reaffirms that the Credit Documents to which it is a party now apply to all Obligations as defined in the Credit Agreement, as modified hereby (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Credit Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith,
(ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Credit Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender, nor constitute a waiver of any provision of any of the Credit Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Credit Documents.

SECTION 10.  Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Credit Documents, and all rights of the Lenders and all of the Obligations, shall remain in full force and effect. Each of Borrower and the Guarantors hereby confirms that the Credit Agreement and the other Credit Documents are in full force and effect and that neither Borrower nor any Guarantor has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Credit Document.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement and any waivers set forth herein shall not directly or indirectly (i) create any obligation to make any further Loans or issue any Letters of Credit or Synthetic Letters of Credit, or to continue to defer any enforcement action after the occurrence of any other Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Credit Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Credit Documents or any right, power or remedy of any Lender, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Lender and each of the other Secured Parties reserves all of its rights, powers, and remedies under the Credit Agreement, the other Credit Documents and applicable law. All of the provisions of the Credit Agreement and the other Credit Documents, including, without limitation, the time of the essence provisions, are hereby reiterated.

(c) From and after the Effective Date, (i) the term "Agreement" in the Credit Agreement, and all references to the Credit Agreement in any Credit Document shall mean the Credit Agreement as amended by, among other things, this Agreement, and (ii) the term "Credit Documents" in the Credit Agreement and the other Credit Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d) No Lender or other Secured Party has waived or is by this Agreement waiving, and no Lender or other Secured Party has any intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and no Lender or any other Secured Party has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof, or which may occur after the date hereof.

(e) Borrower and each Guarantor each agrees and acknowledges that the Lenders' agreement to forbear from exercising certain of their default-related rights and remedies with respect to the Existing Defaults during the Forbearance Period does not in any manner whatsoever limit any Lender's or other Secured Party's right to insist upon strict compliance by Borrower and the Guarantors with the Credit Agreement, this Agreement or any other Credit Document during the Forbearance Period, except as related to the Existing Defaults to the extent provided herein and otherwise as expressly set forth herein.

(f) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Credit Document.

SECTION 11.  Costs And Expenses.

In addition to (to the extent not otherwise provided in the Credit Agreement), and not in lieu of, the terms of the Credit Agreement and other Credit Documents relating to the reimbursement of fees and expenses, Borrower shall reimburse Administrative Agent and the other Lenders, as the case may be, promptly on demand for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel and other expenses, incurred in connection with this Agreement and the other agreements and documents executed and/or delivered in connection herewith.

SECTION 12.  Governing Law; Consent to Jurisdiction and Venue.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER AND/OR ANY GUARANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER AND EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER OR THE APPLICABLE GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER AND/OR THE APPLICABLE GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER OR ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 13.  Construction.

This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of one or more Lenders, the other Secured Parties or their respective employees, counsel, or agents in the Credit Agreement or any other Credit Documents, such action shall be deemed to be exercisable by such Lenders, such other Secured Parties or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by the use of the words "if" and "may."

SECTION 14.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

SECTION 15.  Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 16.  Time of Essence.

Time is of the essence in the performance of each of the obligations of Borrower and the Guarantors hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 17.  No Other Creditor Action.

The Lenders' and the other Secured Parties' obligations to forbear are expressly conditioned upon all other creditors of Borrower and the Guarantors (including, without limitation, trade creditors) refraining or otherwise forbearing from exercising remedies or otherwise taking any enforcement action against Borrower, any Guarantor or the Collateral (including, without limitation, acceleration of indebtedness) during the Forbearance Period. In the event that any such creditor takes any such action, all of the Lenders' and the other Secured Parties' obligations hereunder shall automatically and immediately terminate without further notice (provided, that, without limitation of this Section 17, the Administrative Agent agrees to give notice of such event to the Borrower (it being understood that the failure to give such notice will not prevent the operation of this Section 17 and that the Administrative Agent shall have no liability to the Borrower, any of its Subsidiaries or their respective affiliates for the failure to give such notice)) or demand.

SECTION 18.  Further Assurances.

Borrower and each Guarantor agrees to take all further actions and execute all further documents as Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 19.  Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 20.  Notices.

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

SECTION 21.  Effectiveness.

This Agreement shall become effective on the Effective Date, provided that all of the following conditions precedent have been met (or waived) as determined by Administrative Agent and the Requisite Lenders in their sole discretion:

(a) Closing Fee. In consideration of the accommodations granted by the Administrative Agent, the Collateral Agent and the Requisite Lenders in this Agreement, in addition to all other fees and costs, the Borrower and the Guarantors shall pay to the Administrative Agent, ratably for its account and the account of each Lender, a fee equal to (x) 0.05% multiplied by (y) the aggregate Revolving Exposure plus Term Loan Exposure plus Synthetic LC Exposure of each Lender.

(b) Agreement. Administrative Agent shall have received duly executed signature pages for this Agreement signed by Administrative Agent, Collateral Agent, Requisite Lenders, Borrower and the Guarantors.

(c) Representations and Warranties. The representations and warranties contained herein shall be true and correct, and no Forbearance Default, Default or Event of Default, other than the Existing Defaults, shall exist on the date hereof.

SECTION 22.  Waivers by Borrower and the Guarantors.

(a)  Waiver of Jury Trial Right and Other Matters.  BORROWER AND
EACH OF THE GUARANTORS EACH HEREBY WAIVES (i) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY LENDER ON WHICH BORROWER OR ANY GUARANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SUCH LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY LENDER TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWER OR ANY GUARANTOR MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE ANY LENDER OR OTHER SECURED PARTY TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER OR ANY GUARANTOR UNTIL TERMINATION OF THE CREDIT AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWER WHICH ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING ANY OR ALL OF THE LENDERS AND THE OTHER SECURED PARTIES FROM ANY LOSS OR DAMAGE ANY SUCH PARTY MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY SUCH LENDER OR OTHER SECURED PARTY FROM BORROWER, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 7 OF THIS AGREEMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND
(vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWER THE GUARANTORS EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT'S AND SIGNING LENDER'S ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER AND THE GUARANTORS. BORROWER AND THE GUARANTORS EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 23.  Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of Borrower, the Guarantors, the Lenders and the other Secured Parties and their respective successors and assigns; provided, that neither Borrower nor any Guarantor shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of Administrative Agent in its sole discretion. No Person other than the parties hereto, and in the case of Section 7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 7 hereof) are hereby expressly disclaimed.

SECTION 24.  Final Agreement.

This Agreement, the Credit Agreement, the other Credit Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the "Borrower/Lender Documents") set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. No term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Administrative Agent's, any Lender's or any other Secured Party's exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

SECTION 25.  Administrative Agent.

The Requisite Lenders hereby authorize the Administrative Agent to execute this Agreement.

                        Signature pages to follow



IN WITNESS WHEREOF, as of the Effective Date, the duly authorized representatives of the parties have caused this Agreement to be executed and acknowledge that they have read and understood this Agreement.

MOVIE GALLERY, INC.


By:
Name:
Title:


GOLDMAN SACHS CREDIT PARTNERS L.P., as
Administrative Agent and a Lender


By:
Authorized Signatory


WACHOVIA BANK, NATIONAL ASSOCIATION, as
Collateral Agent and a Lender


By:
Name:
Title:




[LENDER]


By:
Name:
Title:



RATIFICATION OF OBLIGATIONS

Each of the undersigned Guarantors hereby acknowledges, agrees and consents to the foregoing Agreement and the Forbearance and agrees that the guaranty under the Credit Agreement and each of the other Credit Documents remain in full force and effect, and the Guarantors confirm and ratify all of their obligations under each Credit Document to which such Guarantor is a party.

MOVIE GALLERY US, LLC

By:  Movie Gallery, Inc., its Manager and Sole Member


By:
Name:
Title:


M.G. DIGITAL, LLC

By:  Movie Gallery US, LLC, its Manager and Sole Member

By:  Movie Gallery, Inc., its Manager and Sole Member


By:
Name:
Title:


M.G.A REALTY I, LLC

By:  Movie Gallery US, LLC, its Manager and Sole Member

By:  Movie Gallery, Inc., its Manager and Sole Member


By:
Name:
Title:


HOLLYWOOD ENTERTAINMENT CORPORATION


By:
Name:
Title:


MG AUTOMATION LLC

By:  Hollywood Entertainment Corporation, its Manager and
Sole Member


By:
Name:
Title: